                                                                    EXHIBIT 99.1

                         [FORM OF FRONT OF PROXY CARD]
PROXY CARD                                                            PROXY CARD
                        [ESSEX COUNTY GAS COMPANY LOGO]

THIS PROXY IS SOLICITED ON BEHALF OF THE ESSEX COUNTY BOARD OF DIRECTORS FOR THE
     SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, JUNE 24, 1998

     The undersigned appoints Charles E. Billups and Richard P. Hamel, or either of them (the "Proxy Holders") proxies for the undersigned, each with full power of substitution and revocation, to attend the Special Meeting of Shareholders of Essex County Gas Company ("Essex County"), to be held on Wednesday, June 24, 1998 at 10:00 a.m., Eastern Standard Time, at the offices of State Street Bank, 225 Franklin Street (33rd Floor), Boston Massachusetts, or at any adjournments or postponements of the Special Meeting, and to vote as specified in this Proxy all the shares of Essex County Common Stock which the undersigned would be entitled to vote if personally present.

                                                     YOUR VOTE IS IMPORTANT!

                                                   PLEASE MARK, SIGN, AND DATE
                                                    THIS PROXY ON THE REVERSE
                                                   SIDE AND RETURN IT PROMPTLY
                                                       IN THE ACCOMPANYING
                                                            ENVELOPE.

                                                 (CONTINUED AND TO BE SIGNED ON
                                                          REVERSE SIDE)
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                        [FORM OF REVERSE OF PROXY CARD]

                        [ESSEX COUNTY GAS COMPANY LOGO]

                    PLEASE MARK VOTE IN BOX IN THE FOLLOWING
                         MANNER USING DARK INK ONLY.  M

This Proxy when properly executed will be voted in accordance with your indicated directions. If no direction is made, this Proxy will be voted FOR all of the following proposals.

                                                                  FOR        AGAINST      ABSTAIN
                                                              -----------  -----------  -----------
1. APPROVAL OF MERGER AGREEMENT:                                  [ ]           N            N
   Approval of the Agreement and Plan of Merger, dated as of
December 19, 1997, by and between Essex County and Eastern
Enterprises
2. ELECTION OF DIRECTORS:                                         [ ]           N            N
   Election of all of the following nominees, except as
marked to the contrary: C.E. Billups, B.C. Bixby, D.A.
Burkhardt, E.J. Curtis, D.J. Dotson, R.P. Hamel, R.S.
Jackson, E.H. Jostrom, R.L. Meade, K.L. Paul, P.H. Reardon,
R.L. Wellman (INSTRUCTION: TO VOTE AGAINST ANY INDIVIDUAL
NOMINEE, STRIKE A LINE THROUGH SUCH NOMINEE'S NAME IN THE
LIST ABOVE).
3. ADOPTION OF THE 1997 PERFORMANCE AND EQUITY INCENTIVE          [ ]           N            N
   PLAN: Adoption of the 1997 Performance and Equity
   Incentive Plan

In their discretion, the Proxy Holders are authorized to vote upon any other business that may properly come before the meeting.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and of the Joint Proxy Statement/Prospectus.

Dated:
--------------------------------------, 199__

Signature(s):
--------------------------------------

--------------------------------------
Please sign exactly as your name
appears on the other side of this
card. Joint owners should each sign
personally. Where applicable, indicate
your official position or
representative capacity.

                            YOUR VOTE IS IMPORTANT!

         PLEASE MARK, SIGN, AND DATE THIS PROXY AND RETURN IT PROMPTLY
                         IN THE ACCOMPANYING ENVELOPE.